EXHIBIT 10.37

                    STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of the 8th day of November, 1996, by and between HEARTLAND FINANCIAL USA, INC., a Delaware corporation ("Buyer"), and the stockholders of the Cottage Grove State Bank, a Wisconsin state bank with its main office located in Cottage Grove, Wisconsin (the "Bank"), executing this Agreement (individually, "Seller," and collectively, "Sellers").

                            RECITALS

     A. Each of Sellers owns the number of shares of the issued and outstanding capital stock of the Bank, par value $2.50 per share (the "Stock"), set forth opposite such Seller's name on the signature page of this Agreement.

     B. Sellers, together with the other individuals who within 30 days of the date of this Agreement execute the Additional
Stock Purchase Agreement referred to in Section 2.3 (the
"Additional Sellers"), are the owners of not less than 66 2/3% of all of the issued and outstanding Stock.

     C. On the terms and conditions set forth in this Agreement and the form of Acquisition Agreement, Sellers and the Additional Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers and the Additional Sellers, all of the issued and outstanding shares of the Stock that are owned by such Sellers and Additional Sellers.

     In consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, the parties to this Agreement hereby agree as follows:

                          AGREEMENTS

                          ARTICLE 1

                         DEFINITIONS

     Section 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.
     (a) "Acquisition" shall mean the purchase by Buyer of all of the issued and outstanding shares of Stock owned by Sellers.

     (b) "Business Day" shall mean any day except Saturday, Sunday and any day on which the Bank is authorized or required by law or other government action to close.

     (c) "Person" shall mean an individual, corporation, partnership (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a government or any political subdivision or agency thereof.

     (d) "Regulatory Authorities" shall mean any state or federal governmental body or agency which under applicable statutes and regulations: (i) has supervisory authority over Buyer or the Bank; (ii) is required to approve, or give its consent to the transactions contemplated by this Agreement; or
(iii) with which a filing must be made in connection therewith, including in any case, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Division of Banking of the Department of Financial Institutions of the State of Wisconsin.

     (e) "Subsidiary" shall mean, as to any Person: (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not, at the time, stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person; and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     Section 1.2 Principles of Construction. (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (i) unless otherwise provided herein, actions permitted, but not required, under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iii) headings are inserted for convenience of reference only and are not part of, nor shall they affect any construction or interpretation of this Agreement; (iv) unless otherwise specified, indications of time of day mean Dubuque, Iowa, time; (v) all references to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits in or to this Agreement unless otherwise specified; (vi) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time;
(vii) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (viii) "including" means "including, but not limited to"; (ix) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or
replacements thereof     (b)  All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles and other regulatory or statutory requirements followed in the preparation of the Bank's most recent Report of Condition and Report of Income filed with the Federal Deposit Insurance Corporation (a "Bank Call Report").

     Section 1.3 Cottage Grove Book of Schedules. The Cottage Grove Book of Schedules referred to in this Agreement shall consist of the agreements and other documentation described and referred to in this Agreement with respect to the Bank. The Cottage Grove Book of Schedules has been delivered by the Bank to Buyer and its counsel not less than five Business Days prior to the date of this Agreement.

                           ARTICLE 2

                   BASIC TERMS OF TRANSACTION

     Section 2.1 Appointment of Sellers' Representative. (a) Each of Sellers, by executing this Agreement, hereby appoints Mr. Vernon Molbreak, the President of the Bank, as Sellers' Representative, to act for each Seller as his or her agent and attorney-in-fact for purposes of all actions to be taken as provided in this Agreement, and Sellers' Representative, by executing this Agreement, hereby accepts such appointment.

          (b) Buyer shall be entitled to rely on any statement (which may be given orally, unless a written notice is expressly required) or action of Sellers' Representative which purports to be a decision or action of Sellers' Representative on behalf of Sellers. Buyer shall recognize and give effect to any designation of a successor Sellers' Representative if and only if such Sellers' Representative is named in a notice received by Buyer, which notice appoints such successor Sellers' Representative and is executed by Sellers holding a majority of the Stock held by all Sellers. Each Seller agrees that any successor Sellers' Representative so appointed shall be vested with the same power and authority as the Sellers' Representative named in this Agreement.

     Section 2.2 Sale and Purchase of Stock. (a) On the terms and subject to the conditions hereinafter set forth and on the assumption that Buyer will purchase on the Closing Date (as defined below) all of the issued and outstanding shares of Stock owned by Sellers, each of Sellers agrees to sell the Stock owned by such Seller to Buyer, and Buyer agrees to purchase then and there and accept delivery of the shares of Stock owned by each of Sellers, in exchange for the payment to Seller of a cash amount per share equal to: (i) $7,875,200 (the "Purchase Price"), divided by (ii) the number of issued and outstanding shares of Stock immediately prior to the Closing, excepting that any increase over the minimum capital at Closing (as defined below) shall increase the per share value at a rate of $1.00 for each $40,000 increase.

     (b) Notwithstanding anything contained herein to the contrary, Buyer agrees that any Seller entitled to receive such Seller's pro rata share of the Purchase Price (the "Seller Pro Rata Portion") at the closing of the Acquisition (the "Closing") pursuant to the terms of this Agreement may make an irrevocable election by written notice delivered to Buyer not later than 30 days prior to the Closing Date (the "Installment Election"), to receive the Seller Pro Rata Portion which shall be payable, at such Seller's election, in three, four or five equal annual installments. The first such installment shall be payable on the Closing Date and the remaining installments shall be payable on each of the following succeeding anniversaries of the Closing Date until the full amount of the Seller Pro Rata Portion has been paid to such Seller. Buyer agrees to pay to any Seller electing such installment option interest on any outstanding balance due to such Seller after the Closing Date at an annual rate equal to 7.50%, payable with and in addition to each installment payment. Buyer further agrees if requested by any stockholder to provide a letter of credit collateralizing the installment election of such stockholder, provided, however, that any installment election secured by a letter of credit shall bear interest at an annual rate of 7.00%.

     Section 2.3 Additional Sellers. After the execution of this Agreement by Buyer and Sellers, Buyer agrees to offer to buy all of the common stock of the Bank owned by stockholders other than Sellers (the "Additional Sellers") on the terms and conditions set forth in the form of the Additional Stock Purchase Agreement attached as Exhibit A, which contains the same financial terms as set forth in this Agreement. Closing of the purchase of the Stock from the Additional Sellers shall occur on the Closing Date simultaneously with the closing of the Acquisition.

     Section 2.4 Merger Option. Sellers agree that Buyer may, at its option and if permitted by applicable law, elect to structure the Acquisition as a cash merger of the Bank with a wholly-owned subsidiary of Buyer (the "Bank Merger") to be organized for the sole purpose of effectuating the Bank Merger, on financial terms the same as those set forth in the Agreement for the purchase by Buyer of the Stock. If Buyer elects to accomplish the Acquisition through the Bank Merger, Sellers agree:

          (a) to cause the Board of Directors of the Bank to approve the Bank Merger and to submit it to the stockholders of the Bank for their approval;

          (b) to vote the shares of Stock owned by them in favor of the Bank Merger; and

          (c) to take, or cause the Bank and its Board of Directors to take, all steps necessary to consummate the Bank Merger.

Any such Bank Merger shall be accomplished pursuant to a merger agreement containing the same financial terms and substantially the same other terms and conditions as set forth in this Agreement.

     Section 2.5 Closing. (a) Pursuant to the terms of this Agreement, the Closing shall occur at the offices of Buyer at 1398 Central Avenue, Dubuque, Iowa, as soon as practicable after Buyer has obtained all necessary regulatory approvals and all applicable waiting periods have expired, but in no event later than March 1, 1997, unless mutually extended by Buyer and Sellers' Representative. Notwithstanding anything contained herein to the contrary, if on the date that is otherwise prescribed by this Section to be the Closing Date the stockholders' equity of the Bank is less than $4,875,000, then the Closing Date shall be extended to the end of the next succeeding calendar month when the stockholders' equity of the Bank is greater than or equal to $4,875,000, but in no event shall the Closing Date be extended pursuant to the provisions of this sentence any later than June 30, 1997. Time is of the essence.

     (b) For purposes of this Section, the stockholders' equity of the Bank shall be calculated in accordance with generally accepted accounting principles, consistently applied, but not including the adjustment prescribed by Financial Accounting Standards Board Statement No. 115. As part of the calculation of such stockholder's equity, Sellers shall cause the Bank to permit Buyer to conduct a review of the Bank's loans and allowance for loan and lease losses (the "Loss Reserve"). Sellers agree that the calculation of the Bank's stockholders' equity shall take into account any increase in the Loss Reserve determined by Buyer to be reasonably necessary as a result of such review, subject, however, to Sellers' right to challenge loan characterization of Buyer.

     Section 2.6    Buyer's Deliveries at Closing.  At the
Closing, Buyer shall deliver, or cause to be delivered, to the Sellers' Representative the following items:

     (a) a certified or cashier's check in, or evidence of the credit to any bank account of Seller at the Bank of, an amount equal to the applicable Seller Pro Rata Portion receivable by each Seller, or the first installment of such Seller Pro Rata Portion, with respect to any Seller who has made an effective Installment Election;

     (b) a good standing certificate for Buyer issued by the Secretary of State of the State of Delaware, and dated not more than 15 Business Days prior to the Closing Date;

     (c) a copy of the certificate of incorporation of Buyer certified as of the Closing Date by the Secretary or any Assistant Secretary of Buyer;

     (d) a copy of the bylaws of Buyer certified as of the Closing Date by the Secretary or any Assistant Secretary of Buyer;

     (e) copies of resolutions of the board of directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or any Assistant
Secretary of Buyer;

     (f) a certificate of the President or any Vice President and the Secretary or any Assistant Secretary of Buyer dated the Closing Date certifying that: (i) all of the representations and warranties of Buyer set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and
(ii) Buyer has performed or complied with all of the covenants and obligations to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date;

     (g) copies of each of the regulatory approvals necessary to consummate the transactions contemplated herein; and

     (h) such other documents as the Sellers' Representative shall reasonably request.

     Section 2.7    Sellers' Deliveries at Closing.  At the
Closing, the Sellers' Representative shall deliver, or cause to be delivered to Buyer the following items:

     (a) a good standing certificate for the Bank issued by the Division of Banking of the Department of Financial Institutions of the State of Wisconsin (the "Banking Division") dated not more than 15 Business Days prior to the Closing Date;

     (b) a copy of the articles of incorporation of the Bank certified by the Banking Division and dated not more than 15
Business Days prior to the Closing Date;

     (c) a certificate of the Cashier or any Assistant Cashier of the Bank dated the Closing Date certifying a copy of the bylaws of the Bank;

     (d) a certificate executed by the Sellers' Representative dated the Closing Date certifying that: (i) there have been no further amendments to the articles of incorporation delivered pursuant to subsection (b) of this Section; (ii) all of the representations and warranties of Sellers set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and (iii) Sellers have performed or complied with all of the covenants and obligations to be performed or complied with by Sellers under the terms of this Agreement on or prior to the Closing Date;

     (e)  a list of the Bank's stockholders as of the Closing
Date certified by the Cashier or any Assistant Cashier of the Bank;

     (f)  a legal opinion of Sellers' counsel dated the Closing
Date to the effect set forth in Exhibit B attached hereto; and

     (g) such other documents as Buyer or its counsel shall reasonably request.

     Section 2.8 Default by Seller. If any of Sellers shall fail or refuse on the Closing Date to sell and deliver to Buyer all of the shares of Stock of the Bank to be sold and delivered by such Seller pursuant to this Agreement, Buyer shall have the right on the Closing Date exercisable in its sole discretion to:
(a) terminate this Agreement without liability on the part of Buyer to any Seller and without liability on the part of any non-defaulting Seller to Buyer; or (b) purchase all the shares of such Bank Stock owned by the non-defaulting Sellers. Any action taken by Buyer pursuant to this Section shall not relieve any defaulting Seller from liability to Buyer in respect to any default of such Seller under this Agreement.

                           ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES

     Each of Sellers hereby represents and warrants to Buyer as follows:

     Section 3.1 Ownership of Stock. Seller owns the number of shares of Stock set forth opposite his or her name on the signature page of this Agreement. Such shares of Stock are free of any lien or encumbrance, are freely transferable and are subject to no claim of right except pursuant to this Agreement.

     Section 3.2 Authorization; Enforceability. Seller has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by Seller in connection herewith. All of such actions and consummation by Seller of the transactions contemplated hereby have been duly authorized and approved by all required action. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     Section 3.3 Bank Organization. The Bank is a Wisconsin state bank with its main office located in Cottage Grove, Wisconsin, and is duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Bank has full power and authority, corporate or otherwise, to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it owns or holds under lease. Except as set forth on Schedule 3.3 of the Cottage Grove Book of Schedules, the Bank owns no voting stock or equity securities of any corporation, association, partnership or other entity. All of the deposit liabilities of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by applicable law and the Bank pays the premium assessed by the FDIC for such deposit insurance.

     Section 3.4 Bank Capitalization. The authorized capital stock of the Bank consists, and immediately prior to the Closing will consist, of 40,000 shares of common stock, $2.50 par value per share, all of which shares are issued and outstanding. All of the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable. There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of the Bank. No capital stock or other security issued by the Bank has been issued in violation of, or without compliance with, the rights of stockholders.

     Section 3.5    Litigation and Regulatory Matters.  Schedule
3.5 of the Cottage Grove Book of Schedules sets forth a list of all actions, suits, agreements with Regulatory Authorities or legal or administrative proceedings pending or existing as of the date hereof in or to which the Bank is a named party or is subject. Except as set forth on Schedule 3.5 of the Cottage Grove Book of Schedules, there is no action, suit, proceeding, claim or formal written protest by any Person or agency, or any investigation, report or agreement by or with any regulatory authority having jurisdiction over Seller or the Bank or any of their respective assets or businesses which exists or is pending or, to Seller's knowledge, threatened against Seller or the Bank, or any of the Bank's officers or directors in their capacities as such, or its assets, business or goodwill which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank or which would impair Seller's ability to consummate the Acquisition. Seller further represents and warrants that except as set forth on Schedule 3.5 of the Cottage Grove Book of Schedules, Seller does not know or have any reason to believe that there is any basis for assertion against the Bank of any material claims based upon the wrongful action or inaction of any of its officers, directors or employees which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank or which would impair Seller's ability to consummate the Acquisition. The Bank is not subject to, or in default with respect to, nor are any of its assets subject to, any outstanding judgment, regulatory agreement, injunction, writ, order or decree or any other requirement of any governmental body or court or of any governmental agency or instrumentality which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank.

     Section 3.6 Insurance. Schedule 3.6 of the Cottage Grove Book of Schedules lists and briefly describes the policies of insurance (including fidelity bonds and all policies of, and binders evidencing, life, fire, workers' compensation, banker's blanket bond, directors and officers, title, general liability and insurance providing benefits for employees) owned or held by the Bank on the date hereof. Such policies cover risks and are in such amounts as are customary for banks similarly situated to the Bank. Each such policy is now, and at the Closing will be in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive). All premiums due on such policies have been paid.

     Section 3.7 Defaults Under Agreements. The Bank is not in default or, to the best of Seller's knowledge, alleged to be in default, under any loan or credit agreement, conditional sales contract or other title retention agreement or security agreement relating to money borrowed by the Bank, agreements pursuant to which it leases real or personal property or any other instrument or obligation, which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank. The Bank is not in default in any material respect and Seller has no knowledge of any material default under such instruments by any other party thereto and has no knowledge of any event which with notice or lapse of time or both would constitute a material default.

     Section 3.8 Bank Financial Statements. Copies of the Bank Call Reports for the Bank at the close of business on March 31 and June 30, 1996, and December 31, 1991, 1992, 1993, 1994 and
1995 (collectively, the "Bank Financial Statements") are set forth on Schedule 3.8 of the Cottage Grove Book of Schedules.
The Bank Financial Statements are complete and correct in all material respects and fairly present the financial position of the Bank at the dates shown and the results of operations for the periods covered. The Bank Financial Statements are unaudited statements and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and as required by applicable rules or regulations. The Bank Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Bank Financial Statements misleading in any material respect.

     Section 3.9 Loans; Loan Loss Reserve. (a) All loans and loan commitments extended by the Bank and any extensions, renewals or continuations of such loans and loan commitments (the "Loans") were made in accordance with customary lending standards of the Bank in the ordinary course of business. The Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to the Bank enforceable in accordance with their terms. All such Loans are, and at the Closing will be, free and clear of any security interest, lien, encumbrance or other charge and the Bank has complied, and at the Closing will have complied, in all respects with all laws and regulations relating to such Loans. To the best knowledge of Sellers after due inquiry, none of such Loans is subject to any material offset or claim of offset.

     (b) The reserve for possible loan and lease losses shown on the June 30, 1996 Call Report for the Bank is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1996, and contains and will contain an additional amount of unallocated reserves for unanticipated future losses at an adequate level. The aggregate loan balances at such date in excess of such reserves are, based on past loan loss experience, collectible in accordance with their terms, and all uncollectible loans have been charged off.

     Section 3.10 Investments. None of the investments reflected under the heading "Securities" in the most recent Bank Call Report which are owned by the Bank or any investment securities owned by the Bank and none of the investments made by the Bank or the Bank since the date of such report is subject to any investment or other restriction, whether contractual or statutory, which materially impairs the ability of the Bank or the Bank freely to dispose of such investment at any time.

     Section 3.11 Regulatory Filings. The Bank has filed in a timely manner all required filings with all proper regulatory authorities, including the FDIC and the Banking Division. All such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.12 Properties, Contracts, Employee Benefit Plans and Other Agreements. Schedule 3.12 of the Cottage Grove Book of
Schedules lists or describes the following:

     (a) Each parcel of real property owned by the Bank and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which the Bank is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, a description of the property's current use, including, if applicable, identification of each such property as a branch or main office of the Bank;

     (b) Each loan and credit agreement, conditional sales contract or other title retention agreement or security agreement relating to money borrowed by the Bank, exclusive of any deposit agreement with customers of the Bank entered into in the ordinary course of business, agreement for the purchase of federal funds and repurchase agreement;

     (c) Each agreement, loan, contract, lease, guarantee, letter of credit, line of credit or commitment of the Bank not referred to elsewhere in this Section which:

          (i) involves payment by the Bank (other than as disbursement of loan proceeds to customers) of more than $10,000 in any calendar year, or of more than $20,000 when aggregated with any of the foregoing that involved payments of less than $10,000 in any calendar year;

          (ii)  involves payments based on profits of the Bank;

          (iii) relates to the future purchase of goods or services in excess of the requirements of its business at current levels or for normal operating purposes;

          (iv)  was not made in the ordinary course of business; or

          (v) materially affects the business or financial condition of the Bank;

     (d) Each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreement, plan, contract or arrangement under which pensions, deferred compensation and any other retirement or employee benefits are being paid, may become payable, provided or made available by the Bank, which was established, maintained, sponsored or undertaken by the Bank for the benefit of its officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by the Bank (collectively, the "Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective United States Internal Revenue Service ("IRS") private rulings or determination letters obtained by or for the benefit of the Bank;

     (e) Each lease or license to which the Bank is a party with respect to personal property, whether as lessee or licensee, with rental or other payments due thereunder in excess of $12,000 in any calendar year, or of more than $20,000 in any calendar year when aggregated with any of the foregoing that involved payments of less than $10,000 in any calendar year;

     (f) Any collective bargaining agreement and each employment and consulting contract or similar arrangement between any Person and the Bank (except for any ordinary oral employment contract with an employee of the Bank creating an at will employment relationship); and

     (g) The name and annual salary of each director, officer or employee of the Bank, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by the Bank to or for the benefit of each such person in question for the current year and for the year ended December 31, 1995.

      Copies of each document, plan or contract listed and described on Schedule 3.12 of the Cottage Grove Book of Schedules are appended to such Schedule and included in the Cottage Grove
Book of Schedules.

     Section 3.13 Disclosures. No representation or warranty made herein by Seller contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading, and Seller has made full disclosure of all material facts with respect to the Bank.
Except as and to the extent reflected or reserved against in the Bank Financial Statements or the Subsequent Bank Financial Statements (as defined below), the Bank does not have, and with respect to the Subsequent Bank Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including any tax liabilities due or to become due, which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank.

     Section 3.14 Effect of Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not: (a) require the consent, waiver, order, registration, qualification, approval, license or authorization of any Person, court, regulatory authority or other governmental body, other than as may be required in connection or in compliance with the provisions of applicable law; (b) violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to Seller; (c) conflict with or result in a breach of any terms of its articles of incorporation or bylaws, if applicable, or any material mortgage, deed of trust, license, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or other restriction of any kind or character, to which Seller or the Bank is a party or by which Seller or the Bank or any of their respective assets may be bound; (d) give to others any right to accelerate or terminate, or result in acceleration or termination of, any such agreement or instrument; (e) result in termination of any provision of any such agreement or instrument; or (f) result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Bank.

     Section 3.15 Articles of Incorporation and Bylaws. The copies of: (a) the articles of incorporation and all amendments thereto of the Bank; and (b) the bylaws of the Bank, as amended to date, are all complete and correct and set forth on Schedule
3.15 of the Cottage Grove Book of Schedules.

     Section 3.16 Books and Records. The books and records of the Bank are in all material respects complete and correct and accurately reflect the basis for the financial condition and results of operations of the Bank set forth in the Bank Financial Statements.

     Section 3.17   Interim Events.  Except as set forth in
Schedule 3.17 of the Cottage Grove Book of Schedules, since June
30, 1996, the Bank has not:

     (a) Suffered any changes having a material adverse effect on the financial condition, assets or business of the Bank, or in the operation or conduct of its business;

     (b) Suffered any material damage, destruction or loss to any of its properties whether covered by insurance or not;

     (c) Declared any dividend or other distribution with respect to its stock, repurchased or redeemed shares of its stock, issued any shares of its stock or sold or agreed to issue or sell any of its stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split up its stock or issued any stock appreciation rights;

     (d) Granted or agreed to grant any increase in benefits payable or to become payable under any Employee Benefit Plan;

     (e) Cancelled or compromised any debt or claim other than in the ordinary course of business;

     (f) Entered into any transaction, contract or commitment other than in the ordinary course of business;

     (g) Incurred any obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of its business;

     (h) Mortgaged, pledged or subjected to a lien, security interest or other encumbrance any of its assets except to tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens:
(i) required to be granted in connection with the acceptance by the Bank of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its business;

     (i) Conducted its business in any manner other than substantially as it was being conducted prior to such time;

     (j) Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

     (k) Except for the transactions contemplated by this Agreement, merged, consolidated or agreed to merge or consolidate with or into any other Person, or acquired or agreed to acquire any stock, equity interest or business of any other Person;

     (l) Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of business;

     (m) Made any principal or interest payment on any outstanding indebtedness of the Bank; or

     (n) Increased the salary of any officer or the compensation or fees payable to any director, or entered into any employment contract with any officer or salaried employee or implemented or made any material amendment to any employee welfare, stock option, profit sharing or other similar plan or arrangement.

     Section 3.18 Taxes. The Bank has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth on Schedule 3.18 of the Cottage Grove Book of Schedules, the Bank is not: (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the IRS or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding nor has any claim been asserted against it by any governmental authority for assessment or collection of taxes. None of the tax liabilities of the Bank has ever been audited by the IRS or any state tax agency for any period since January 1, 1993. The Bank is not a party to any threatened action or proceeding by any governmental authority for assessment or collection of taxes. The reserve for taxes in the financial statements of the Bank for the year ended December 31, 1995, is adequate to cover all of the tax liabilities of the Bank (including income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to December 31, 1995. The Bank does not nor will it have any liability for taxes of any nature for or in respect of the operation of its business or ownership of its assets from December 31, 1995, up to and including the Closing, except to the extent reflected on the Subsequent Bank Financial Statements or otherwise reflected in the books and records of the Bank for the period following its then most recent of the Subsequent Bank Financial Statements.

     Section 3.19 Title to Properties. The Bank has good and marketable title to all assets and properties shown in the most recent Bank Financial Statements, whether real or personal, tangible or intangible, which it purports to own subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the Bank Financial Statements or on Schedule 3.19 of the Cottage Grove Book of Schedules; (b) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and reflected on the Bank Financial Statements or will be reflected on the Subsequent Bank Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the ordinary course of business; and (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and which would not reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank. The Bank as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the real property leased by it.

     Section 3.20 Compliance with Applicable Law. The Bank holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and where failure to do so would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank. The Bank has complied in all material respects with all applicable federal, state and local statutes, ordinances, regulations, rules or requirements, and the Bank is not presently charged with, or to its knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule.

     Section 3.21 Compliance With ERISA. Except as set forth on Schedule 3.21 of the Cottage Grove Book of Schedules, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by the Bank, or to which the Bank contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Bank. No such employee benefit plan has, or as of the Closing will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the Bank would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing, which amounts would be material to the Bank. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to the Bank under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if the Bank withdrew from any such plan as of the Closing.

     Section 3.22 Compliance With Environmental Laws. To the best of the Bank's knowledge, the Bank has conducted its business in material compliance with all federal, state, county and municipal environmental laws, including statutes, regulations, rules, ordinances, orders, restrictions and requirements relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "Environmental Laws"). There are no pending or, to Seller's knowledge, threatened actions or proceedings by any local municipality, sewerage district or other governmental entity against the Bank with respect to the Environmental Laws and, to Seller's knowledge, there is no basis or grounds for any such action or proceeding. Except as set forth on Schedule 3.22 of the Cottage Grove Book of Schedules, no environmental clearances or other governmental approvals are required for the conduct of the business of the Bank or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.22 of the Cottage Grove Book of Schedules, the Bank is not the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Laws.

     Section 3.23 Trust Administration. The Bank has properly administered, in all material respects, all accounts for which it acts as fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. No director, officer or employee of the Bank has committed any material breach of trust with respect to any such fiduciary account, and the accounting for each such fiduciary account is true and correct in all material respects and accurately reflects the assets of such fiduciary account.

     Section 3.24 Brokerage Commissions. All negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on by Sellers directly with Buyer, its counsel, accountants and other representatives in such a manner that no actions taken by Seller, the Bank or the Bank's officers, agents or representatives shall give rise to any claim against Buyer for any brokerage commission, finder's fee, investment advisor's fee or other like payment in connection with the transactions contemplated hereby.

     Section 3.25 Approval Delays. To the best of Seller's knowledge after due inquiry, Seller knows of no reason why the granting of any of the regulatory approvals referred to in
Section 11.2 would be denied or unduly delayed.

                          ARTICLE 4

           REPRESENTATIONS AND WARRANTIES BY BUYER

 Buyer hereby represents and warrants to Sellers as follows:

     Section 4.1 Organization. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a registered bank holding company under the Bank Holding Bank Act of 1956, as amended (the "BHCA"); (b) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where failure to be so qualified would reasonably be expected to have a material adverse effect on the consolidated financial condition, assets or business of Buyer and its Subsidiaries; and (c) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted.

     Section 4.2 Authorization. Buyer has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

     Section 4.3 Litigation and Regulatory Matters. As of the date of this Agreement, there is no action, suit, proceeding, claim or formal written protest by any Person or agency, or any investigation or report by a governmental agency or authority pending, or to Buyer's knowledge, threatened against Buyer or any of its Subsidiaries that challenges the validity or propriety of the transactions contemplated by this Agreement, or with respect to any actual or alleged violations of any statute, ordinance, regulation, rule or the rights of any Person, entity or organization that would reasonably be expected to have a material adverse effect on the consolidated financial condition, assets or business of Buyer and its Subsidiaries. Neither Buyer nor any of its Subsidiaries is subject to, or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, injunction, order or decree or any other requirement of any governmental body or court or of any governmental agency or instrumentality which would reasonably be expected to have a material adverse effect on the consolidated financial condition, assets or business of Buyer and its Subsidiaries.

     Section 4.4 Effect of Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby do not: (a) require the consent, waiver, order, registration, qualification, approval, license or authorization of any Person, court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement and as may be required in connection or in compliance with the provisions of applicable law, including consents, authorizations, approvals or exemptions required under the BHCA, the Wisconsin Banking Act or the Federal Deposit Insurance Act; (b) violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to Buyer; (c) conflict with or result in a breach of any terms of Buyer's certificate of incorporation or bylaws, or any material mortgage, deed of trust, license, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or other restriction of any kind or character, to which Buyer or any of its Subsidiaries is a party or by which its or any of their assets may be bound; (d) give to others any right to accelerate or terminate, or result in acceleration or termination of, any such agreement or instrument; (e) result in termination of any provision of any such agreement or instrument; or (f) result in the creation of any lien, charge or encumbrance upon any of the property or assets of Buyer or its Subsidiaries.

     Section 4.5 Brokerage Commissions. All negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on by Buyer directly with Sellers or the Sellers' Representative, their respective counsel, accountants and other representatives in such a manner that no actions taken by Buyer or its officers, agents or representatives shall give rise to any claim against Sellers or the Sellers' Representative for any brokerage commission, finder's fee, investment advisor's fee or other like payment in connection with the transactions contemplated hereby.

     Section 4.6 Financial Capability; Approval Delays. Buyer has or has available to it the requisite funds necessary to perform its obligations under this Agreement and to satisfy any financial requirements necessary to obtain all necessary regulatory approvals of the transactions contemplated by this Agreement. To the best of its knowledge, Buyer knows of no reason why the granting of any of the regulatory approvals referred to in Section 11.2 would be denied or unduly delayed.

                          ARTICLE 5

                     COVENANTS OF SELLERS

     From and after the date hereof and through the Closing, each Seller covenants and agrees with Buyer as follows, and where applicable as set forth below, that he or she will cause the Bank to comply with the following covenants:

     Section 5.1    Information, Access Thereto, Confidentiality.
(a) Buyer, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of the Bank. Buyer, its representatives and agents may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of the Bank and of its financial and legal condition as Buyer shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of the Bank. Upon request, the Bank will furnish Buyer or its representatives or agents, its attorneys' responses to auditors' reasonable requests for information, and such financial and operating data and other information reasonably requested by Buyer developed by the Bank, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by the Bank of any claim of attorney-client privilege), and will permit Buyer, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for the Bank, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Buyer or its representatives or agents. This Section shall not require the disclosure of any information the disclosure of which to Buyer would be prohibited by law.

     (b) Any confidential information or trade secrets concerning Buyer or any of its Subsidiaries received by Sellers, the Bank, or any of their respective employees, representatives or agents in connection with this Agreement and the transactions contemplated hereunder shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by Sellers or the Bank, as applicable or, at Buyer's request, returned to Buyer in the event this Agreement is terminated as provided in Section 12.1. Such information shall not be used by Sellers, the Bank or any of their respective employees, representatives or agents to the detriment of Buyer or its Subsidiaries.

     Section 5.2 Carry on in Regular Course. The Bank shall carry on its business diligently and substantially in the same manner as is presently being conducted and shall not make or institute any unusual or material change in its methods of doing business without the prior written consent of Buyer. The Bank shall, unless otherwise consented to in writing in advance by
Buyer:

     (a) Provide Buyer with prior notice of any loan, extension of credit or loan renewal in a principal amount greater than $200,000;

     (b) Take no deliberate action or deliberately omit to take any action with the effect of reducing the Bank's stockholders' equity below $4,875,000;

     (c) Maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

     (d) Use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present officers and employees and preserve its present relationships with Persons having business dealings with it, and in connection therewith, permit representatives of Buyer:

               (i) to participate in meetings or discussions with such officers and employees of the Bank in connection with employment opportunities with Buyer and the Bank after the Closing; and

               (ii) to contact Persons having dealings with the Bank for the purpose of informing such Persons of the progress of the Acquisition and the services to be offered by Buyer and the Bank after the Closing;

     (e) Maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply in all material respects with all laws and regulations applicable to it and to the conduct of its business;

     (f) Make no amendment to its articles of incorporation or bylaws and enter into no merger or consolidation with, or sale of a significant portion of its assets to, any other Person;

     (g) Make no change in the number of shares of its capital stock issued and outstanding, grant or make no option, warrant, call, right, commitment or any other security or agreement of any character obligating it to issue any shares of its capital stock and issue no other securities or evidences of indebtedness;

     (h) Make no increase in the compensation payable or to become payable by it to any employee except as may be required under the terms of any existing Employee Benefit Plan;

     (i) Make no increase in the compensation in excess of 3% to any employee;

     (j) Except for modifications necessary to comply with any applicable law, rule or regulation, make no change in any Employee Benefit Plan;

     (k) Hire no additional employees or appoint any additional directors;

     (l) Provide prior notice to Buyer before the Bank makes any purchase or sale of securities for the Bank's investment portfolio which individually or in the aggregate exceeds
$250,000;

     (m) Provide prior notice to Buyer before the Bank accepts the deposit or renewal of the deposit of any public funds with a principal amount in excess of $80,000, except temporary deposits of the Town and Village of Cottage Grove tax deposits;

     (n) Maintain a reserve for possible loan and lease losses which is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

     (o) Not enter into any new material lease, contract or agreement (including any such lease, contract or agreement requiring annual payments in excess of $1,000 or such leases, contracts or agreements which in the aggregate have annual rental payments exceeding $5,000), nor make any material change in any such existing material lease, contract or agreement, including extending the current term of any such lease, contract or agreement through action or inaction; and

     (p) File in a timely manner all required filings with all proper regulatory authorities and cause such filings to be true and correct in all material respects.

     Section 5.3 Subsequent Call Reports. As soon as available after the date hereof, Sellers shall deliver to Buyer the monthly unaudited consolidated balance sheets and profit and loss statements of the Bank prepared for its internal use, the Bank's Call Report for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Call Reports"). The Subsequent Call Reports shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented. The Subsequent Call Reports will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

     Section 5.4 Advice of Changes. Between the date hereof and the Closing Date, Sellers shall promptly advise Buyer in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein materially untrue.

     Section 5.5 Title to Real Estate. Within 45 days of the date of this Agreement, Sellers shall obtain and deliver to Buyer, with respect to all real estate owned by the Bank, an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Insurance Company or such other title insurance company as is acceptable to Buyer, which preliminary report shall contain a commitment of such title insurance company to issue an ALTA owner's title insurance policy insuring the fee simple title of Buyer or the Bank in such real estate in an amount to be determined, subject only to: (a) public utility easements; (b) private easements, covenants and restrictions which do not,in the reasonable judgment of Buyer, adversely impair the Bank's ability to use, or the value of, the property; and (c) liens of current state and local property taxes which are not delinquent or subject to penalty.

     Section 5.6 Environmental Matters. Buyer may in its discretion, prior to the Closing, retain at its own expense an independent professional consultant to perform an environmental site assessment and render to Buyer a report (an "Environmental Report") to determine if any real property in which the Bank holds any interest contains or gives evidence that any violations of Environmental Laws have occurred on any such property.
Neither Buyer nor its independent professional consultant shall enter upon any such real property in which the Bank holds only a mortgagee's interest without the prior permission of the Bank and the Person in possession thereof. Sellers shall cause the Bank not to withhold such permission unreasonably, and shall cause the Bank to use all reasonable efforts to obtain such permission for Buyer from the Person in possession of any such mortgaged real property for which Buyer desires its independent professional consultant to conduct a site assessment. Buyer shall not act upon any information produced by such reviews or investigations with or for the Bank or any other Persons or Agency without prior consent of the Seller. Buyer shall be responsible for and cause the repair of any property that is damaged by the environmental testing described in this Section.

     Section 5.7 Materials Provided to Buyer. Any materials or information provided by Sellers or the Bank to Buyer for use in any filing made by Buyer with any of the Regulatory Authorities or with any other regulatory agency will not contain any statement that, at the time and in light of the circumstances under which it is made, will be false or misleading with respect to any material fact or will omit to state any material fact necessary in order to make the statements therein not false or misleading.

     Section 5.8 Accounting and Other Adjustments. Sellers agree that they will cause the Bank to: (a) make any accounting adjustments or entries to its books of account and other financial records; (b) make additional contributions to any allowance for loan and lease losses; (c) sell or transfer any investment securities held by it; (d) charge-off any loan or lease; (e) create any new reserve account or make additional contributions to any other existing reserve account; (f) make changes in any accounting method; (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and (h) make any other adjustments which would affect the financial reporting of Buyer, on a consolidated basis after the Closing, in any case as Buyer shall request, provided, however, that Sellers shall not be obligated to take any such requested action until immediately prior to the Closing and at such time as Sellers shall have received reasonable assurances that all conditions precedent to Sellers' obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied, and provided, further, that any of the actions taken by the Bank solely as a result of the provisions of this Section shall be totally disregarded for purposes of the Purchase Price.

     Section 5.9 Other Offers. Sellers shall cause the Bank and any of its officers, directors, employees, representatives or agents not to, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or participate in any negotiations with, or provide any information to, any corporation, partnership, agent, attorney, financial advisor, Person or other entity or group (other than Buyer and its Subsidiaries or an officer, employee or other authorized representative of Buyer or its Subsidiaries) relating to any liquidation, dissolution, recapitalization, merger or consolidation of the Bank; sale of a significant amount of assets of the Bank; purchase or sale of shares of capital stock of the Bank; or any similar transactions involving Sellers or the Bank, other than the transactions contemplated by this Agreement. Upon execution of this Agreement, each Seller shall immediately, and shall likewise cause the Bank to, cease and cause to be terminated any and all such current contacts and negotiations with respect to any such transaction.

                           ARTICLE 6

                       COVENANTS OF BUYER

     Buyer hereby covenants and agrees with Sellers as follows:

     Section 6.1 Confidentiality. Any confidential information or trade secrets received by Buyer, its employees or agents in the course of the examination described in Section 5.1 shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by Buyer or, at the request of the Sellers' Representative, returned to the Bank in the event this Agreement is terminated as provided in
Section 12.1, provided, however, that the restrictions of this sentence shall not apply: (a) as may otherwise be required by law; (b) to the extent such information shall have otherwise become publicly available; or (c) to disclosure by or on behalf of Buyer to Regulatory Authorities whose consent or approval may be required to consummate the transactions contemplated by this Agreement and to its lenders or other investors for the purpose of obtaining financing of such transactions. Such information shall not be used by Buyer or its agents to the detriment of Sellers or the Bank.

     Section 6.2 Materials Provided by Buyer. No certificate or other instrument or document to be furnished to Sellers or the Bank by or on behalf of Buyer pursuant to this Agreement will contain any untrue statement of material fact or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein, in light of the circumstances in which they are or were made, not misleading in any material respect.

                           ARTICLE 7

              ADDITIONAL COVENANTS OF ALL PARTIES

     Section 7.1 Cooperation. Each of the parties to this Agreement will fully and promptly cooperate with each other and their respective counsel and accountants in connection with any steps to be taken as part of their obligations under this Agreement.

     Section 7.2    Expenses.  Except as otherwise provided
herein, all costs and expenses incurred by a party hereto shall be borne by such party, including the fees of their respective accountants and attorneys.

     Section 7.3 Publicity. Prior to the Closing, the parties to this Agreement will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

                           ARTICLE 8

          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement are subject, unless waived by Buyer, to the satisfaction of the following conditions on or prior to the Closing:

     Section 8.1 Representations and Warranties True at Closing. The representations and warranties made by Sellers in this Agreement shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made or given as of the Closing, except for changes contemplated by this Agreement, and except also for representations and warranties as of a specified time other than the Closing, which shall be true and correct in all material respects at such specified time.

     Section 8.2 Compliance With Agreement. Sellers shall have made all the deliveries set forth in Section 2.7 and performed and complied with all of their other obligations under this Agreement which are to be performed or complied with prior to or at the Closing.

     Section 8.3 Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be taken by Sellers in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Buyer, and the Bank shall have made available to Buyer for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Bank which Buyer may reasonably request in connection with said transactions.

     Section 8.4 Accuracy of Financial Statements. The Bank Financial Statements and the Subsequent Bank Financial Statements, previously or subsequently furnished to Buyer by Sellers or the Bank shall not be inaccurate in any material respect, and the stockholders' equity of the Bank on the Closing Date shall be greater than or equal to $4,875,000.

     Section 8.5 Absence of Certain Changes or Events. From the date hereof to the Closing, there shall be and have been no material adverse change in the financial condition, assets or business of the Bank.

     Section 8.6 Selling Stockholders. Within 30 days of the date of this Agreement, stockholders of the Bank holding not less than 66 2/3% of the Bank's issued and outstanding voting stock shall have executed this Agreement or the Additional Stock
Purchase Agreement attached as Exhibit A.

                           ARTICLE 9

       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

     The obligations of each Seller under this Agreement are subject, unless waived by the Sellers' Representative, to the satisfaction on or prior to the Closing of the following conditions:

     Section 9.1 Representations and Warranties True at Closing. The representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing, except for changes contemplated by this Agreement, and except also for representations and warranties as of a specified time other than the Closing, which shall be true and correct in all material respects at such specified time.

     Section 9.2 Compliance With Agreement. Buyer shall have made all the deliveries set forth in Section 2.6 and shall have performed and complied with all of its other obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

     Section 9.3 Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for the Sellers' Representative, and Buyer shall have made available to the Sellers' Representative for examination the originals or true and correct copies of all records and documents relating to the business and affairs of Buyer which the Sellers' Representative or its counsel may reasonably request in connection with said transactions.

     Section 9.4 Litigation. No action, suit, proceeding or claim shall have been instituted, made or threatened by any Person relating to the Acquisition or the validity or propriety of the transactions contemplated by this Agreement which in the reasonable opinion of the Sellers' Representative would have a material adverse affect on the ability of Buyer to consummate the transactions contemplated hereby.

                           ARTICLE 10

              CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF ALL PARTIES

     Section 10.1   Regulatory Approvals. Buyer shall have
received any and all required approvals from the Federal Reserve, the FDIC and the Banking Division and any other necessary
Regulatory Authority for the consummation of the transactions contemplated hereby.

     Section 10.2 Approval Conditions In addition to the regulatory approvals described in Section 11.2, all actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for Buyer or the Sellers' Representative may be, necessary to permit or enable the Bank upon and after the Acquisition, to conduct all or any part of the business of the Bank, in the manner in which such activities and businesses are conducted up to the Closing, shall have been obtained without any conditions which in the reasonable opinion of Buyer and the Sellers' Representative are materially adverse, and shall not have been withdrawn or stayed.

     Section 10.3 Orders, Decrees and Judgments. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

                           ARTICLE 11

                      REGULATORY APPROVALS

     Section 11.1 Initial Filings. Buyer shall use all reasonable efforts to make as soon as practicable prior to the Closing Date all appropriate initial filings necessary to obtain the regulatory approvals referred to in Section 11.2 at such time as it reasonably believes that such filings would be accepted and approved by the appropriate regulatory agencies. Buyer shall in good faith pursue the regulatory approvals necessary to consummate the transactions contemplated in this Agreement.
Buyer shall provide the Sellers' Representative and its counsel with copies of each application or material document to be filed by Buyer with Regulatory Authorities to obtain such approvals.

     Section 11.2 Necessary Regulatory Approvals. Buyer shall have primary responsibility for preparation of all applications for regulatory approval of all the transactions contemplated in this Agreement, including, but not limited to, the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with:
(a) the Board of Governors of the Federal Reserve System; (b) the FDIC; (c) the Banking Division; and (d) any other party or Regulatory Authority pursuant to any applicable law or regulation, for authority to consummate the transactions contemplated by this Agreement. Each Seller and the Sellers' Representative agree to cooperate with Buyer and use all reasonable efforts to assist Buyer in preparing such applications and in pursuit of such approvals.

                           ARTICLE 12

                  TERMINATION AND ABANDONMENT

     Section 12.1   Reasons for Termination and Abandonment  This
Agreement may be terminated and abandoned upon prompt written notice to the other party or parties before the Closing Date:

     (a) This Agreement may be terminated and the other transactions may be abandoned at any time, for any reason, upon prompt written notice by Buyer to Sellers' Representative before the Closing Date, notwithstanding any requisite approval and adoption of this Agreement, and the transactions contemplated hereby and this Agreement shall become void and there shall be no liability or restrictions on the future activities on the part of any party hereto, or its directors, officers or stockholders, except for obligations of Sellers and Buyer concerning confidentiality referred to in Sections 5.1 and 6.1, respectively.

     (b) Except for any Sellers who default in the sale of their shares of Stock to Buyer, in which case Buyer shall have only the remedies of specific performance conferred to Buyer under Section 13.11, this Agreement may be terminated and the other transactions may be abandoned at any time, for any reason, upon prompt written notice from any Seller to Buyer before the Closing Date, notwithstanding any requisite approval and adoption of this Agreement, and the transactions contemplated hereby and this Agreement shall otherwise become void and there shall be no monetary liability or restrictions on the future activities on the part of any party hereto, or its directors, officers or stockholders, except for obligations of Sellers and Buyer concerning confidentiality referred to in Sections 5.1 and 6.1, respectively.

                           ARTICLE 13

                         MISCELLANEOUS

     Section 13.1 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Wisconsin applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws.

     Section 13.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by any of the parties to this Agreement without the prior written consent of Buyer and the Sellers' Representative and any purported assignment in violation hereof shall be void and of no effect.

     Section 13.3 Amendment and Modification. The parties may by written agreement signed by Buyer and the Sellers'
Representative: (a) extend the time for the performance of any of the obligations or other acts of the parties to this Agreement; (b) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Agreement or waive or modify performance of any of the obligations of any of the parties to this Agreement, which are for the benefit of the waiving party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     Section 13.4 Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service, mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid:

     (a)  If to Sellers or the Sellers' Representative, to:

          Mr. Vernon Molbreak
          1215 Shorewood
          Madison, Wisconsin  53705
          Telephone:  (608) 233-8156
          Telecopier: (608) 231-3519

     with copies to:

          Cottage Grove State Bank
          501 N. Main Street
          Cottage Grove, Wisconsin  53527
             Attention:     Mr. Kenneth Krantz
             Telephone:     (608) 257-7313
             Telecopier:    (608) 257-2075

          (b)  If to Buyer, to:

          Heartland Financial USA, Inc.
          1398 Central Avenue
          P.O. Box 778
          Dubuque, Iowa  52004-0778
          Attention:     Mr. John K. Schmidt
                         Executive Vice President and Chief
                         Financial Officer
                         Telephone:  (319) 589-2100
                         Telecopier: (319) 589-2011

     with copies to:

          Barack, Ferrazzano, Kirschbaum & Perlman
          333 West Wacker, Suite 2800
          Chicago, Illinois  60606
          Attention:     John E. Freechack, Esq.
                         Telephone:  (312) 984-3223
                         Telecopier: (312) 984-3193

or to such other Person or place as Buyer shall furnish to the Sellers' Representative or the Sellers' Representative shall furnish to Buyer in writing. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this Section, five Business Days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; (iv) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

     Section 13.5 Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties to this Agreement and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties. This Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

     Section 13.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the transactions contemplated hereby is adversely affected thereby.

     Section 13.7   Counterparts.  This Agreement and any
amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.8 All Reasonable Efforts. Each party represents and warrants that it will use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable provided that this Section shall not obligate the Sellers' Representative or Buyer to remedy any breach of any of its representations, warranties and covenants herein. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of the representations or warranties herein, or would have constituted or caused a breach by it of any of the representations or warranties herein, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party or parties.

     Section 13.9   Survival of Representations and Warranties.
The covenants, representations and warranties contained in this Agreement shall survive only until the Closing.

     Section 13.10 No Third Party Beneficiaries. This Agreement is not intended to and shall not create any rights in or confer any benefits upon any Person or entity other than the parties to this Agreement.

     Section 13.11 Remedies. Each of Sellers acknowledges that the shares of the Stock to be sold to Buyer hereunder are unique and that monetary damages would not be an adequate remedy for Buyer if any Seller should breach his or her agreement to sell any of such shares to Buyer hereunder. Accordingly, it is understood and agreed that Buyer shall, in addition to all other available remedies, be entitled to a judgment or decree of specific performance against any Seller who breaches his or her agreement to sell any of such shares to Buyer hereunder subject to the provisions of Article 12.

     Section 13.12 Facsimile Signatures. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

     IN WITNESS WHEREOF, Buyer, Sellers and the Sellers'
Representative have executed this Agreement as of the date first set forth above.

BUYER:

ATTEST:                            HEARTLAND FINANCIAL USA, INC.


By: /s/ John K. Schmidt            By:  /s/ Lynn B. Fuller
    ------------------------            ------------------------
    John K. Schmidt                     Lynn B. Fuller
    Executive Vice President            President

SELLERS:

                                                       Number of
Signature                     Printed Name               Shares

/s/ Galen Hartung             Galen Hartung              1,081

/s/ Chester G. Hoel           Chester G. Hoel            1,400

/s/ Molbreak Trustee          Vernon Molbreak            2,591

/s/ James Bradley             James Bradley                100

/s/ Robert O. Witte           Robert O. Witte            1,080

/s/ Kenneth J. Krantz         Kenneth J. Krantz             60

/s/ Kenneth J. Krantz         Kenneth J. Krantz IRA        325


                              Total                      6,637

SELLERS' REPRESENTATIVE:

/s/ VERNON MOLBREAK
------------------------
VERNON MOLBREAK




LIST OF EXHIBITS


     Exhibit A      Form of Additional Stock Purchase Agreement
     Exhibit B      Form of Opinion of Counsel to Sellers

                       LIST OF SCHEDULES


     Schedule 3.3        Bank Organization
     Schedule 3.5        Litigation and Regulatory Matters
     Schedule 3.6        Insurance
     Schedule 3.8        Bank Financial Statements
     Schedule 3.12 Properties, Contracts,Employee Benefit Plans and Other Agreements
     Schedule 3.15       Articles of Incorporation and Bylaws
     Schedule 3.17       Interim Events
     Schedule 3.18       Taxes
     Schedule 3.19       Title to Properties
     Schedule 3.21       Compliance With ERISA
     Schedule 3.22       Compliance With Environmental Laws